Exhibit 99.1

Comtech Telecommunications Corp. Confirms Receipt of Notice From MMI

Melville, New York – September 26, 2011 – Comtech Telecommunications Corp. (Nasdaq: CMTL) today confirmed that it has received a notice from MMI Investments, L.P. (“MMI”) to propose its own nominees for Comtech’s Board of Directors.

Comtech’s management team and its Board of Directors are committed to an open dialogue with all of its investors and recently met with representatives of MMI, who only very recently became a stockholder of the Company. Comtech is evaluating MMI’s proposal in the context of the Company’s ongoing commitment to deliver long-term value to shareholders and will fully address MMI’s view in due course.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s BFT contract, including the Company's ongoing negotiations with the U.S. Army and pending audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Important Information
Comtech plans to file with the SEC and mail to its stockholders a proxy statement in connection with its 2011 Annual Meeting. Investors and security holders are urged to read the proxy statement relating to the 2011 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Comtech files with the SEC at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. In addition, the proxy statement and other documents filed by Comtech with the SEC may be obtained from Comtech free of charge by directing a request to Comtech Telecommunications Corp., Attn: Investor Relations, 68 South Service Road, Suite 230, Melville, New York 11747.

PCMTL

Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
631-962-7000
info@comtechtel.com

Brunswick Group
Steve Lipin / Monika Driscoll
212-333-3810

Innisfree M&A Incorporated
Art Crozier / Jennifer Shotwell / Larry Miller
212-750-5833

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